AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of December 16, 2020, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Hotchkis and Wiley Capital Management, LLC, a Delaware limited liability company (“Subadviser”), dated December 13, 2018 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto.

WHEREAS, the effective date of this Amendment is November 1, 2020.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Hotchkis and Wiley Capital Management, LLC

By:	/s/ David Weiss	By:	/s/ Anna Marie Lopez
	Signature		Signature

Name:	David Weiss	Name:	Anna Marie Lopez
	Printed		Printed

Title:	Assistant Secretary	Title:	Chief Operating Officer

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

[SCHEDULE LISTING FUND(S) AND FEE RATE(S) OMITTED]